UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

170 Radnor Chester Road, Suite 170
Radnor, PA 19087
(Address of principal executive office) (Zip Code)

(484) 367-7432
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Departure of a Director

On December 31, 2014, George A. O’Brien advised the board of directors (the “Board”) of Niska Gas Storage Partners LLC (the “Company”) of his resignation effective on December 31, 2014.  Mr. O’Brien’s resignation did not result from any disagreement with the Board or the Company regarding any matter related to the Company’s operations, policies or practices.

(d)   Election of a Director

On December 31, 2014, Niska Gas Storage Management LLC, the Manager of the Company, appointed Ralph Alexander to serve as a director of the Company.  There is no arrangement or understanding between Mr. Alexander and any other person(s) pursuant to which he was selected to be a director of the Company.  There are no relationships between Mr. Alexander and the Company or any of its subsidiaries or affiliates that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Alexander is a Managing Director of Riverstone Holdings LLC (“Riverstone”) and joined Riverstone in September 2007. During 2007, Mr. Alexander served as a consultant to TPG Capital. For nearly 25 years, Mr. Alexander served in various positions with subsidiaries and affiliates of BP plc (“BP”), one of the world’s largest energy firms. From June 2004 until December 2005, he served as Chief Executive Officer of Innovene, BP’s $20 billion olefins and derivatives subsidiary. From 2001 until June 2004, he served as Chief Executive Officer of BP’s Gas, Power and Renewables and Solar segment and was a member of the BP group executive committee. Prior to that, Mr. Alexander served as a Group Vice President in BP’s Exploration and Production segment and BP’s Refinery and Marketing segment. He held responsibilities for various regions of the world, including North America, Russia, the Caspian, Africa and Latin America. Prior to these positions, Mr. Alexander held various positions in the upstream, downstream and finance groups of BP. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Alexander has been a director of Stein Mart Corporation since May 2007 and of EP Energy Corporation since September 2013. He previously served on the board of KiOR, Inc., Amyris, Inc., Foster Wheeler AG and Anglo American plc. He holds a B.S. and M.S. in nuclear engineering from Brooklyn Polytech (now NYU Polytechnic) and holds an M.S. in management science from Stanford University. He is currently Chairman of the board of NYU Polytechnic and is a New York University Trustee. The Company believes Mr. Alexander’s extensive experience with the energy industry enables him to provide essential guidance to the Board.

Mr. Alexander will not receive any compensation from the Company or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: January 7, 2015	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary